UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report - April 30, 2007 (Date of earliest event reported)
INGERSOLL-RAND COMPANY LIMITED (Exact name of registrant as specified in its charter)
Bermuda (State or other jurisdiction of incorporation)	1-985 (Commission File Number)	75-2993910 (I.R.S. Employer Identification No.)
Clarendon House 2 Church Street Hamilton HM 11, Bermuda (Address of principal executive offices, including zip code)
(441) 295-2838 (Registrant's phone number, including area code) N/A (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 30, 2007 Ingersoll-Rand Company Limited (the “Company”) announced the completion of the previously disclosed sale of its Road Development business unit to AB Volvo (publ) in all countries except India, which closed on May 4, 2007. The Company’s Road Development business unit manufactures and sells asphalt paving equipment, compaction equipment, milling machines, and construction-related material handling equipment and has been reported as part of the Company’s Construction Technologies sector.

Including the India transaction, the Company received cash proceeds of approximately $1.3 billion, subject to post closing purchase price adjustments, and will generate net cash proceeds of approximately $1.05 billion from the sale of the business unit.

A copy of the press release announcing the completion of the sale of the Road Development business unit is filed with this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(b) Included as Exhibit 99.2 to this Current Report on Form 8-K are the following unaudited pro forma financial statements giving effect to the Company’s disposition of the Road Development business unit:

1.	Unaudited Pro Forma Condensed Consolidated Income Statement Information for the years ended December 31, 2006, 2005 and 2004.

2.	Unaudited Pro Forma Condensed Consolidated Balance Sheet Information as of December 31, 2006.

3.	Notes to the Pro Forma Condensed Consolidated Income Statement and Balance Sheet Information.

(d)   Exhibits

Exhibit No.	Description

99.1	Press Release of Ingersoll-Rand Company Limited dated April 30, 2007.
99.2	Unaudited Pro Forma Financial Statement Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL-RAND COMPANY LIMITED
(Registrant)

Date: May 4, 2007	/s/ Timothy R. McLevish
Timothy R. McLevish
Senior Vice President and
Chief Financial Officer